UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2013

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05    Costs Associated with Exit or Disposal Activities.
On December 9, 2013, Avon Products, Inc. (the “Company”) approved additional actions relating to its previously disclosed $400 million cost savings initiative (“$400M Cost Savings Initiative”). These actions primarily consisted of global headcount reductions including those associated with the Company’s service model transformation (“SMT”) project as described below, in addition to reductions in headcount in North America taken in the fourth quarter.
These actions in the aggregate are expected to be largely completed before the end of 2014. The Company expects to record total charges related to these actions of approximately $35 million to $45 million before taxes. Approximately $35 million of these charges are expected to be recorded in the fourth quarter of 2013, with the remainder expected to be recorded before the end of 2014. These charges are comprised primarily of employee-related costs associated with the elimination of approximately 650 positions and substantially all are future cash expenditures.
In connection with these restructuring actions, we expect to realize annualized savings of approximately $40 million to $45 million before taxes as part of the $400M Cost Savings Initiative.
Item 2.06    Material Impairments.
On December 9, 2013, the Company decided to halt further roll-out of the Company’s SMT project. SMT was a global program initiated in 2009 to improve the Company’s order management system and enable changes to the way Representatives interact with the Company. Earlier in 2013, SMT was piloted in Canada, causing significant business disruption in that market, and did not show a clear return on investment. This decision to halt the further roll-out of SMT was made in light of the potential risk of further disruption. The Company’s current focus is on stabilizing and growing the business and improving operating capability, which includes updating IT infrastructure in a way that delivers clear return on investment.
The total carrying value of the capitalized software associated with SMT (“SMT asset”) is approximately $125 million. The Company currently expects to continue to use the SMT asset in the pilot market of Canada. As Canada will be the only market using the SMT asset, the accounting guidance requires the impairment assessment to consider the cash flows of the Canadian business, which includes the ongoing costs associated with SMT. These expected cash flows are not sufficient to support the carrying value of the SMT asset. As a result, the Company expects to record a pre-tax non-cash charge of approximately $100 million to $125 million, reflecting the write-down of capitalized software in the fourth quarter of 2013. This impairment will be recorded as a component of the Company’s global expenses.
Forward-Looking Statements
Certain statements made in this current report, including expected savings from our restructuring actions, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Risks, uncertainties and other factors exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include those factors described in the Company’s annual report on Form 10-K/A for the year ended December 31, 2012, as updated by our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2013 and September 30, 2013. Any forward-looking statements speak only as of the date they are made. We undertake no obligation to update any such forward-looking statements.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Kimberly Ross
Name: Kimberly Ross
Title: Executive Vice President and Chief Financial Officer

Date: December 11, 2013

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